FIRST GUARANTY BANCSHARES, INC. FI R ST G UA R A N TY B A N CS H A R ES , I N C. FI R ST G UA R A N TY B A N CS H A R ES , I N C. Po st O ffi ce B ox 2 00 9 H am m on d, L ou is ia na 7 04 04 -2 00 9 PR ES O R TE D FI R ST -C LA SS M A IL U. S. P O ST AG E PA ID B AT O N R O UG E, L A PE R M IT N O . 9 84 At A Glance (unaudited) Bank Officers Total Assets $2.9 Billion Deposits $2.7 Billion *Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank Chairman Marshall T. Reynolds* Executive Officers Alton B. Lewis, Jr.* President and CEO | Hammond Eric J. Dosch* Chief Financial Officer | Hammond Senior Vice Presidents Thomas F. Brothers Director of Internal Audit Marty B. Cole Mark J. Ducoing, Chief Deposit Officer Glenn A. Duhon, Sr. Ronnie R. Foshee Director of Lending Development Kevin J. Foster Sam J. Gallo Adam J. Johnston Mikki M. Kelley William F Leach Chief Information Officer Jordan M. Lewis, Texas Area President Michael R. Mineer Mideastern Market President Jane A. Muehlbauer Daniel W. Pack Michael E. Parham Christopher W. Parr Gregory P. Prudhomme Craig E. Scelfo Desiree B. Simmons Chief Administrative Officer Evan M. Singer Chief Mergers & Acquisitions Officer J. Richard Stark, Operations Jason M. Turner Randy S. Vicknair Chief Lending Officer Christy L. Wells Matthew B. Wise Chief Credit Officer Vice Presidents Ashley N. Bell Darryl P. Boudreaux Brenda A. Briscoe Cheryl Q. Brumfield Katherine K. Campbell, Controller Christina M. Carter Ammon L. Cooper Louis J. Cusimano Vikki W. Dupaquier Ronald W. Edmonds Denise D. Fletcher Craig E. Hriblan Matthew P. Hudnall A. Shane Hughes Shirley P. Jones JoEllen K. Juhasz, BSA Officer Diana L. Kinder Michael D. Knighten Mary T. Mayo Terrie E. McCartney Colton C. McDaniel Lisa A. Musgrave Jason D. Normand Steven F. Osman Scott B. Schilling Amber L. Smith Lisa K. Stoker John A. Synco Lauryn H. Waits Assistant Vice Presidents Miranda M. Derveloy Susan M. Desoto Michelle A. Dionne Landa G. Domangue Vanessa R. Drew Harrison R. Gill Ludrick P. Hildago Leslie A. Hinzman Donna S. Hodges Martin R. Holifield Sarah E. Jenkins Keith T. Klein Laura L. Lacoste Daniel L. Loe Catherine E. Mathes Nicole M. Mouton Pamela R. Normand Dollie D. Ogletree Dev M. Patel Rahul R. Patel Kristy L. Puckett Areeb Rashid Niekitsha S. Ridley Chanyon O. Robinson Donna D. Scamardo Stacy J. Thompson Officers Mandi B. Aguillard Calvin P. Ducote Jeannette N. Ernst Kristin M. Williams 2022 2nd Quarter Report fgb.net | Locations 36 ATMs 49 $8.1 Million 2Q 2022 Earnings $15.7 Million YTD2022 Earnings 116 Consecutive dividends paid and counting 88 Years in Banking Total Loans $2.3 Billion Member FDIC NASDAQ Symbol: FGBI Have Questions? Vanessa Drew | InvestorRelations@fgb.net We’re Social:

A Message to Our Shareholders

Dear Shareholders,

In sports, fans get excited by the offense. When a team scores 5 touchdowns or if a player hits 40 points on the court in basketball, there is much excitement and much positive comment. However, the adage in sports is defense wins championships.

For the last nine consecutive quarters, First Guaranty Bank has created tremendous excitement by its offensive performance. Loan production has consistently exceeded expectations.

Earnings have also consistently exceeded expectations. The quarter ending June 30, 2022, continued the streak of outstanding financial performance. For the quarter, income available to common shareholders totaled $7,542,000 compared to $6,214,000 for the same quarter of 2021, an increase of 21.4%. For the six months ending June 30, 2022, income available to common shareholders totaled $14,545,000 compared to $11,237,000 for the same period of 2021, an increase of 29.4%.

The loan portfolio rose to $2,295,738,000 compared to $2,066,408,000 as of June 30, 2021. As of June 30, 2022, our new Mideast region (Kentucky and West Virginia) had contributed a total of $171,500,000 in new loans closed.

These are the exciting numbers. At the same time these exciting numbers were being put up, First Guaranty Bank was playing some strong defense. In the second quarter of 2022, First Guaranty Bank was able to get several big, longstanding problem loans out of the loan portfolio. First Guaranty Bank was also able to improve the handling and renewal of loans reaching maturity so that past due loans were significantly reduced. As a result of these efforts, as of June 30, 2022, the Texas capital ratio has been reduced to 3.86%, a significant reduction on the 13.54% level as of January 2021.

For the six-month period ending June 30, 2022, interest expense increased only $446,000 an increase of only 4.0% during a time of rapidly rising interest rates.

In addition to the financial accomplishments in the first six months of 2022 we also significantly improved the strength of our Management team with the addition of a highly qualified individual to oversee our various construction and maintenance projects, an extremely well qualified Chief Information Officer, an extremely well qualified Chief Information Security Officer, and a Chief Technology Officer. These changes make us extremely capable of continuing our growth and our success.

Our aim is to increase our shareholder value while continuing to build a fortress balance sheet. We appreciate your support in our endeavors.

If you have any questions, please do not hesitate to contact me.

Thank you for your attention.



Sincerely,

Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2022	June 30, 2021
	(unaudited)	
Assets		
Cash and cash equivalents:		
Cash and due from banks	$120,164	$130,413
Federal funds sold	234	181
Cash and cash equivalents	120,398	130,594
Investment securities:		
Available for sale, at fair value	131,091	293,152
Held to maturity, at cost (estimated fair value of $264,310 and $157,638 respectively)	319,731	153,130
Investment securities	450,822	446,282
Federal Home Loan Bank stock, at cost	1,476	1,324
Loans held for sale	-	-
Loans, net of unearned income	2,295,738	2,066,408
Less: allowance for loan and lease losses	23,583	25,516
Net loans	2,272,155	2,040,892
Premises and equipment, net	58,394	59,985
Goodwill	12,900	12,900
Intangible assets, net	5,313	6,236
Other real estate, net	1,634	2,020
Accrued interest receivable	12,359	12,370
Other assets	23,905	32,448
Total Assets	$2,959,356	$2,745,051
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	560,624	483,298
Interest-bearing demand	1,340,412	1,076,453
Savings	221,708	194,743
Time	537,317	666,239
Total deposits	2,660,061	2,420,733
Short-term borrowings	20,000	49,389
Repurchase agreements	6,361	6,245
Accrued interest payable	3,138	3,939
Long-term advances from Federal Home Loan Bank	-	3,288
Senior long-term debt	23,549	26,791
Junior subordinated debentures	15,000	14,797
Other liabilities	4,711	5,530
Total Liabilities	2,732,820	2,530,712
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value		
100,000 shares authorized; non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock - $1 par value		
100,600,000 shares authorized; 10,716,796 shares issued[1]	10,717	10,717
Surplus	130,093	130,093
Retained earnings	67,769	45,254
Accumulated other comprehensive (loss) income	(15,101)	(4,783)
Total Shareholders' Equity	226,536	214,339
Total Liabilities & Shareholders' Equity	$2,959,356	$2,745,051

[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Three-Months Ended June 30, 2022	Three-Months Ended June 30, 2021
	(unaudited)	
Interest Income:		
Loans (including fees)	$29,999	$25,194
Deposits with other banks	261	75
Securities (including FHLB stock)	2,280	1,719
Total Interest Income	32,540	26,988
Interest Expense:		
Demand deposits	2,884	1,644
Savings deposits	101	50
Time deposits	2,540	3,331
Borrowings	705	516
Total Interest Expense	6,230	5,541
Net Interest Income	26,310	21,447
Less: Provision for loan losses	757	900
Net Interest Income after Provision for Loan Losses	25,553	20,547
Noninterest Income:		
Service charges, commissions and fees	773	657
ATM and debit card fees	904	932
Net gains on securities		965
Net gains on sale of loans	90	291
Other	760	753
Total Noninterest Income	2,527	3,598
Total Business Revenue, Net of Provision for Loan Losses	28,080	24,145
Noninterest Expense:		
Salaries and employee benefits	9,085	8,012
Occupancy and equipment expense	2,252	2,198
Other	6,482	5,814
Total Noninterest Expense	17,819	16,024
Income Before Income Taxes	10,261	8,121
Less: Provision for income taxes	2,137	1,687
Net Income	8,124	6,434
Less: Preferred stock dividends	582	220
Income Available to Common Shareholders	$7,542	$6,214
Per Common Share[1]:		
Earnings	$0.70	$0.58
Cash dividends paid	$0.16	$0.15
Weighted Average Common Shares Outstanding	10,716,796	10,716,796
Return on Average Assets	1.11%	0.93%
Return on Average Common Equity	15.73%	13.86%

[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Six-Months Ended June 30, 2022	Six-Months Ended June 30, 2021
	(unaudited)	
Interest Income:		
Loans (including fees)	$ 58,037	$ 48,944
Deposits with other banks	363	141
Securities (including FHLB stock)	4,619	3,244
Total Interest Income	63,019	52,329
Interest Expense:		
Demand deposits	5,160	3,239
Savings deposits	162	102
Time deposits	5,295	6,851
Borrowings	1,109	1,088
Total Interest Expense	11,726	11,280
Net Interest Income	51,293	41,049
Less: Provision for loan losses	1,389	1,508
Net Interest Income after Provision for Loan Losses	49,904	39,541
Noninterest Income:		
Service charges, commissions and fees	1,550	1,378
ATM and debit card fees	1,727	1,775
Net (losses) gains on securities	(17)	1,060
Net gains on sale of loans	89	325
Other	1,140	1,386
Total Noninterest Income	4,489	5,924
Total Business Revenue, Net of Provision for Loan Losses	54,393	45,465
Noninterest Expense:		
Salaries and employee benefits	18,065	15,547
Occupancy and equipment expense	4,453	4,519
Other	12,052	10,946
Total Noninterest Expense	34,570	31,012
Income Before Income Taxes	19,823	14,453
Less: Provision for income taxes	4,114	2,996
Net Income	15,709	11,457
Less: Preferred stock dividends	1,164	220
Income Available to Common Shareholders	$14,545	$11,237
Per Common Share[1]:		
Earnings	$1.36	$1.05
Cash dividends paid	$0.32	$0.30
Book Value Per Common Share[1]	$18.05	$16.92
Weighted Average Common Shares Outstanding	10,716,796	10,716,796
Return on Average Assets	1.08%	0.88%
Return on Average Common Equity	15.37%	12.59%

[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.